UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 1, 2010

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

2101 42nd Avenue, Council Bluffs, Iowa	51501
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Southwest Iowa Renewable Energy, LLC (the “Company”) has entered into an Amended and Restated Credit Agreement with AgStar Financial Services, PCA (“AgStar” and, together with the Company, the “Parties”), effective as of March 31, 2010 (the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement amends and restates that certain Credit Agreement entered into by the Company and AgStar on May 2, 2007, as amended on March 7, 2008, December 19, 2008, December 30, 2008, February 28, 2009, August 1, 2009, and December 18, 2009 (the “Original Credit Agreement”) in its entirety.  The Amended and Restated Credit Agreement was entered into in order to consolidate the modifications made to the Original Credit Agreement under the amendments and to extend the maturity date of the Revolving Line of Credit Loan until March 31, 2011.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amended and Restated Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, the Banks named herein, dated as of March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2010

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
President, and CEO

Exhibit Index

Exhibit
Number	Description

99.1	Amended and Restated Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, the Banks named herein, dated as of March 31, 2010.